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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated January 31, 1996 (except with respect to certain matters discussed in Notes 1, 2 and 13, for which the date is November 11, 1996) on the CB Commercial Holdings, Inc. and Subsidiaries financial statements and to all references to our firm included in or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP

Los Angeles, California

November 25, 1996